UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 3, 2007

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

མ࿠Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

མ࿠Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

མ࿠Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

མ࿠Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2007, Southern Union Company (the "Company") amended certain provisions of the Company’s bylaws. The amendments to the bylaws clarify that stockholders of the Company can, subject to the procedures set forth in the bylaws, directly nominate candidates to be considered at annual meetings of the Company's stockholders for election to the board of directors.

Further, the Company adopted a bylaw amendment requiring that stockholder proposals relating to matters other than director nominations be submitted not later than 120 days prior to the anniversary of the previous year's annual meeting, except that for proposals to be considered at the 2007 annual meeting, the deadline will be January 23, 2007.

The description of the amendments contained herein is qualified in its entirety by reference to the text of the bylaws. The full text of the Company's bylaws, including the amendments described herein, is attached hereto as Exhibit 3.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Company Bylaws, as amended through January 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)

Date: January 3, 2007             /s/ Robert M. Kerrigan, III
Name: Robert M. Kerrigan, III
Title: Vice President - Assistant
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Company Bylaws, as amended through January 3, 2007.